Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Allan Block, hereby certify that the quarterly report on Form 10-Q of the Registrant for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: 5/14/03

/s/ Allan Block

Name: Allan Block Title: Managing Director

A signed original of this written statement required by Section 906 has been provided to Block Communications, Inc. and will be retained by Block Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.